UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously announced, on September 28, 2006, Global Power Equipment Group Inc. (the “Company”) and all of its U.S. subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Modification of the Company’s Existing 2006 Management Incentive Compensation Plan

On December 20, 2006, the Bankruptcy Court entered an order (the “Order”) authorizing the Debtors to adopt, implement and make payments under the Company’s existing 2006 Management Incentive Compensation Program (the “MIC”) in respect of services rendered by eligible participants on behalf of certain of the Debtors (the “2006 Key Employees”), as follows: (i) 2006 Key Employees of the Company’s Williams Industrial Services Group, L.L.C. business unit (the “Williams Debtors”) shall be paid all amounts earned with respect to 2006 under the MIC on January 8, 2007, and (ii) all 2006 Key Employees to be designated by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) (including, if designated, any 2006 Key Employees of the Williams Debtors) shall be paid incentive payments for services rendered on behalf of the Debtors for the fourth quarter of 2006 (the “Q4 Incentive Payments”) in an aggregate amount equal to $750,000 (in lieu of any other minimum, target or maximum amounts under the MIC for such period, except for the 2006 Key Employees of the Williams Debtors who shall receive such Q4 Incentive Payments in addition to the amounts otherwise payable to such participants under the MIC as provided above) to be paid to the 2006 Key Employees in amounts determined by the Compensation Committee. 75% of the Q4 Incentive Payments shall be payable to the 2006 Key Employees on January 8, 2007, and the remaining 25% of the Q4 Incentive Payments shall be payable to the 2006 Key Employees upon the earlier to occur of consummation of a chapter 11 plan or June 30, 2007. Each such 2006 Key Employee must be employed by a Debtor on any such date to be eligible to receive a Q4 Incentive Payment on such date.

Key Employee Incentive Plan

The Order further provides that the Company may adopt, implement and make payments under a Key Employee Incentive Plan (the “KEIP”). With respect to incentive payments, if any, under the KEIP to be adopted by the Compensation Committee, in respect of services to be rendered by eligible participants proposed on behalf of the Debtors for calendar year 2007 and, subject to the approval of the Targets and 2007 Budget (each as defined below) by the Compensation Committee and the creditor and equity committees in the Debtors’ bankruptcy proceedings (the “Committees”), and, in the event the U.S. Trustee objects to the Targets and/or the 2007 Budget, subject to the Bankruptcy Court’s approval, the Debtors are authorized to adopt, implement and pay all amounts owing under the KEIP (the “2007 Incentive Payments”) solely as a result of achievements in accordance with certain financial performance thresholds (the “Targets”) and a budget for 2007 (the “2007 Budget”) approved by the Compensation Committee; provided that prior to any 2007 Incentive Payments being authorized or paid by the Debtors, the Targets and the 2007 Budget must be provided to the Committees prior to being finalized by the Company’s Board of Directors and must be found, in writing, to be reasonably acceptable to the Committees or otherwise approved by further order of the Bankruptcy Court.

In addition, the Order provides that the 2007 Incentive Payments shall be paid to eligible participants in the manner provided by the KEIP (as reasonably approved by the Committees) as follows: (a) up to 75% of the 2007 Incentive Payments earned (e.g., applicable Targets were met under the 2007 Budget as of June 30, 2007) and otherwise payable as of June 30, 2007, shall be payable on August 6, 2007, and the remaining percentage of such 2007 Incentive Payments (the “Holdback”) (in respect of such period but determined on a cumulative basis for the annual period ended December 31, 2007) shall be payable upon the earlier to occur of consummation of a chapter 11 plan or February 5, 2008; and (b) the Holdback and 100% of the 2007 Incentive Payments earned (e.g. applicable cumulative Targets were met under the 2007 Budget as of December 31, 2007) and otherwise payable in respect of such period shall be payable upon consummation of a chapter 11 plan or February 5, 2008, respectively.

The Order further provides that no payment shall be made to an eligible participant under the KEIP unless such eligible participant is employed by a Debtor on the date such payment is earned and payable. The KEIP provides that such payments may be made to an eligible participant in the event of the death or disability of such eligible participant. In addition, the Order provides that 2007 Incentive Payments in excess of $750,000 in the aggregate for any calendar quarter shall not be payable to key employees and the Debtors are neither required nor directed to make such excess payments, except to the extent (i) such excess payments are otherwise payable pursuant to the 2007 Budget, the Targets and the terms and conditions of the Order; (ii) the Compensation Committee has expressly authorized such payments to be made by the Debtors at the time such payments actually become due and payable; (iii) payment of such amounts shall not give rise to a default under any existing Debtor credit facility; and (iv) in no event shall any 2007 Incentive Payments be paid to a key employee if such key employee’s applicable business unit(s) fail to achieve 70% of its budgeted EBITDA during the relevant time period for measuring such employee’s performance.

It is anticipated that the Targets under the KEIP will consist of EBITDA targets established by the Company’s Board of Directors on an individual business unit basis. Under the KEIP, executive officers and other employees selected by the Compensation Committee will be eligible for cash bonuses based upon a comparison of actual performance results of the Company and/or a specified business unit of the Company expressed as a percentage of such officer’s adjusted base salary (as determined by the Compensation Committee) and subject to the provisions of the Order described above. It is anticipated that the incentive bonus opportunities will vary by each executive officer’s level of responsibility. There is no mandatory minimum incentive award payable under the KEIP. If certain target thresholds are not met, no incentive awards will be paid under the KEIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: December 27, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
Vice President and General Counsel

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